                                                                       EXHIBIT 2


                                RIGHTS AGREEMENT



                                    between



                           NCI BUILDING SYSTEMS, INC.



                                      and



                         HARRIS TRUST AND SAVINGS BANK,

                                  Rights Agent





                           Dated as of June 24, 1998

                               TABLE OF CONTENTS


Section                                                                                                              Page
-------                                                                                                              ----
Section 1.       Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Section 2.       Appointment of Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Section 3.       Issue of Right Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Section 4.       Form of Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 5.       Countersignature and Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Section 6.       Transfer, Split Up, Combination, and Exchange of Right Certificates;
                 Mutilated, Destroyed, Lost, or Stolen Right Certificates . . . . . . . . . . . . . . . . . . . . . . . 8

Section 7.       Exercise of Rights; Purchase Price; Expiration Date of Rights  . . . . . . . . . . . . . . . . . . . . 9

Section 8.       Cancellation and Destruction of Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  10

Section 9.       Reservation and Availability of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Section 10.      Preferred Stock Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 11.      Adjustment of Purchase Price, Number, and Kind of Shares, or Number
                 of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Section 12.      Certificate of Adjusted Purchase Price or Number of Shares . . . . . . . . . . . . . . . . . . . . .  20

Section 13.      Consolidation, Merger, or Sale or Transfer of Assets or Earning Power  . . . . . . . . . . . . . . .  20

Section 14.      Fractional Rights and Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 15.      Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 16.      Agreement of Rights Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 17.      Right Certificate Holder Not Deemed a Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 18.      Concerning the Rights Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Section 19.      Merger or Consolidation or Change of Name of Rights Agent  . . . . . . . . . . . . . . . . . . . . .  25


Section 20.      Duties of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Section 21.      Change of Rights Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 22.      Issuance of New Right Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Section 23.      Redemption and Termination; Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

Section 24.      Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Section 25.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 26.      Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 27.      Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

Section 28.      Determinations and Actions by the Board of Directors, etc  . . . . . . . . . . . . . . . . . . . . .  33

Section 29.      Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 30.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 31.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 32.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

Section 33.      Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


Exhibit A        Certificate of Designation of Series A Junior Participating Preferred Stock

Exhibit B        Form of Right Certificate

                                RIGHTS AGREEMENT

         THIS RIGHTS AGREEMENT (this "Agreement"), dated as of June 24, 1998, is by and between NCI Building Systems, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a distribution of one Right (as defined below) for each share of Common Stock, par value $0.01, of the Company (the "Common Stock") outstanding at the close of business on the Record Date (as defined below) and, in connection with that declaration, has authorized the issuance of one Right for each share of Common Stock of the Company issued between the Record Date and the Distribution Date (as defined below).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                 (a) "Acquiring Person" shall mean any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 20% or more of the voting power of the capital stock of the Company then outstanding, but shall not include the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan.

                 Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of (a) an acquisition of shares of capital stock of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the voting power of the capital stock of the Company then outstanding or (b) the acquisition by such Person of newly issued shares of capital stock directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the voting power of the capital stock of the Company then outstanding by reason of share purchases by the Company or the receipt of newly issued shares of capital stock directly from the Company and shall, after such share purchases or direct issuance by the Company, become the Beneficial Owner of any additional shares of capital stock of the Company, then such Person shall be deemed to be an "Acquiring Person"; provided further, however, that any transferee from such Person who becomes the Beneficial Owner of 20% or more of the voting power of the capital stock of the Company then outstanding shall nevertheless be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the

         Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable (and in any event within ten business days after notification by the Company) a sufficient number of shares of capital stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The word "outstanding," when used with reference to a Person's Beneficial Ownership of shares of capital stock of the Company, shall mean the number of such shares then issued and outstanding together with the number of such shares not then issued and outstanding which such Person would be deemed to own beneficially hereunder.

                 (b) "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                 (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities or equity interests:

                            (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time before the occurrence of a Triggering Event but thereafter including Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) does not result in ownership required to be reported by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                      (ii) that are beneficially owned, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the provi so to
                 Section 1(c)(i) (B)), or disposing of any securities or equity interests;

         provided, however, that nothing in this paragraph (c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

                (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the States of Texas or Illinois are authorized or obligated by law or executive order to close.

                (e) "Close of Business" on any given date shall mean 5:00 p.m., Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Texas or Illinois time, on the next succeeding Business Day.

                (f) "Common Stock" shall mean the Common Stock, $0.01 par value, of the Company, except that "common stock" when used with reference to any Person other than the Company shall mean the class of capital stock of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management, of such Person.

                (g) "Continuing Director" shall mean any member of the Board of Directors of the Company who (i) (A) is not an Acquiring Person or a Person who is at the time engaged in a tender or exchange offer that could result in that Person's becoming the Beneficial Owner of 20% or more of the outstanding Common Stock, or an Affiliate or an Associate of either of the foregoing, and (B) who was a member of the Board of Directors of the Company before the time the Acquiring Person became an Acquiring Person or the tender or exchange offer began or (ii) (A) is not an Acquiring Person or a Person who is at the time engaged in a tender or exchange offer that could result in that Person's becoming the Beneficial Owner of 20% or more of the outstanding Common Stock, or an Affiliate or an Associate of either of the foregoing, and (B) was recommended to serve on the Board of Directors of the Company by a majority of Continuing Directors.

                (h) "Distribution Date" shall have the meaning given it in Section 3(a) hereof.

                (i)      "Expiration Date" shall have the meaning given it in
         Section 7 hereof.

                 (j) "Person" shall mean any individual, firm, corporation, partnership, or other entity.

                 (k) "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, $1.00 par value, of the Company having the designations, preferences, rights, qualifications, limitations, and restrictions set forth in Exhibit A hereto.

                 (l)      "Record Date" shall mean July 8, 1998.

                 (m) "Right" shall mean the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00, of the Company, or other securities or property, upon the terms and subject to the conditions hereinafter set forth.

                 (n) "Right Certificates" shall mean certificates substantially in the form of Exhibit B hereto, evidencing the rights or any other form of certificate evidencing the Rights, which form is adopted pursuant to this Agreement.

                 (o) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                 (p) "Subsidiary" shall mean any corporation or other entity of which a majority of any class of equity securities or of any equity interests is beneficially owned by the Company or a Subsidiary of the Company, or that is otherwise controlled by the Company or a Subsidiary of the Company, and "subsidiary," with reference to any other Person, shall mean any corporation or other entity of which a majority of any class of equity securities or of any equity interests is beneficially owned by such other Person, or which is otherwise controlled by such other Person.

                 (q)      "Triggering Event" shall mean any event described in
         Section 11(a)(ii) or Section 13(a) hereof.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall before the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         Section 3.  Issue of Right Certificates.

                 (a) Until the earlier of (i) the close of business on the fifteenth day (subject to extension by the Board of Directors as provided below) after the Stock Acquisition Date, or (ii) the close of business on the fifteenth day (subject to extension by the Board of Directors as provided below) after the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any Person organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding (the earlier of such dates, after any extensions, being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (B) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). The fifteen-day periods referred to in clauses (i) and (ii) of the preceding sentence may be extended by the Board of Directors, provided that no such extension may be made when a majority of the directors in office are not Continuing Directors, and any such extension shall expire immediately when a majority of the directors in office are not Continuing Directors. As soon as practicable after the Distribution Date, the Rights Agent will send, at the expense of the Company, by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                 (b) As promptly as practicable following the Record Date, the Company will send a copy of a summary of the Rights to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

                 (c) Rights shall be issued in respect of all shares of Common Stock issued on or after the Record Date but before the earlier of the Distribution Date or the Expiration Date. Common Stock certificates issued on or after the Record Date but before the earlier of the

         Distribution Date or the Expiration Date upon the transfer or new issuance of shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

                 This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Corporation and Harris Trust and Savings Bank, dated as of June 24, 1998 (the "Rights Agreement"), the terms of which are incorporated herein and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Promptly after receipt of a written request therefor, the Corporation will mail or cause to be mailed to the holder of this certificate a copy of the Rights Agreement without charge. Under certain circumstances, Rights issued to, or held by, Acquiring Persons or Affiliates or Associates thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

                 With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         Section 4.  Form of Right Certificates.

                 (a) The Right Certificates (and the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have marks of identification or designation and such legends, summaries, or endorsements printed thereon that the Company may deem appropriate and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase the number of shares of Preferred Stock set forth therein at the Purchase Price (as such term is defined in Section 7), but the number of shares purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                 (b) Any Right Certificate that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee before or at the same time the Acquiring Person becomes such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interest in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that is part of a plan, arrangement, or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued upon transfer, exchange, replacement, or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                 The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become void in the circumstances specified in Section 7(e) of the Rights Agreement.

         Section 5.  Countersignature and Registration.

                 (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Right Certificates ceases to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                 (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at the office designated by the Rights Agent as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right

         Certificates issued hereunder. Such books shall show the names and addresses of the holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates, and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination, and Exchange of Right Certificates; Mutilated, Destroyed, Lost, or Stolen Right Certificates.

                 (a) Subject to the provisions of Section 4(b), Section 7(e), and Section 14 hereof, at any time after the close of business on the Distribution Date and until the close of business on the Expiration Date, any Right Certificate may be transferred, split up, combined, or exchanged for another Right Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or, following a Triggering Event, other securities or property, as the case may be) as the Right Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be transferred, split up, combined, or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b) and Section 7(e) hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Right Certificates.

                 (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Right Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor (except for the issuance date thereof) to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed, or mutilated.

         Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                 (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), and
         Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price with respect to each surrendered Right for the total number of shares (or other securities or property, as the case may be) as to which such surrendered Rights are exercisable, at or before the earlier of (i) the close of business on June 24, 2008 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such earlier time being herein referred to as the "Expiration Date").

                 (b) The purchase price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right (the "Purchase Price") shall initially be $125, and shall be subject to adjustment from time to time as provided in Section 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                 (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment, with respect to each Right so exercised (by certified bank check or bank draft payable to the order of the Rights Agent), of the Purchase Price for the shares of Preferred Stock (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, promptly (i)
         (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for the Preferred Stock) certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) requisition from the depositary agent depositary receipts representing the number of one one-hundredths of a share of Preferred Stock being purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares of Preferred Stock in accordance with Section 14 hereof, (iii) after receipt of such certificates for shares of Preferred Stock, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in the name or names designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. All funds received by the Rights Agent pursuant to the exercise of Rights shall be held in trust for the benefit of the Company and paid over to the Company on demand. If the Company is obligated to issue other securities of the Company, pay cash, or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash, or other property is available for distribution by the Rights Agent, if and when appropriate.

                 (d) If the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, a new Right Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee before or at the same time the Acquiring Person becomes such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that is part of a plan, arrangement, or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates, or transferees hereunder.

                 (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the registered holder shall have completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.  Reservation and Availability of Preferred Stock.

                 (a) The Company will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) or any authorized and issued shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) that, except as provided in Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights.

                 (b) If shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities issuable and deliverable upon the exercise of the Rights) are listed on any national securities exchange, the Company shall use its best efforts to cause, from and after the time the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for issuance upon the exercise of the Rights to be listed on such exchange upon official notice of issuance upon such exercise.

                 (c) The Company shall use its best efforts to (i) file, as soon as practicable following the first occurrence of a Triggering Event, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Preferred Stock or other securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date. The Company will also take such action as may be appropriate under the securities or "blue sky laws" of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

                 (d) The Company will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                 (e) The Company will pay when due and payable any and all federal and state transfer taxes and charges payable in respect of the issuance or delivery of the Right Certificates and of any certificates for shares of Preferred Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of the shares of Preferred Stock or depositary receipts (or other securities, as the case may be) to someone other than, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each person in whose name any certificate for shares of Preferred Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or other securities, as the case may be) transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number, and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a)        (i)      If the Company at any time after the date
                 of this Agreement (A) declares a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivides the outstanding Preferred Stock, (C) combines the outstanding Preferred Stock into a smaller number of shares, or (D) issues or authorizes the issuance of any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately before such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11(a)(ii) hereof.

                            (ii) If, at any time after the date of this Agreement, any Person, alone or together with its Affiliates or Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the Purchase Price then current in accordance with the terms of this Agreement, in lieu of the number of shares of Preferred Stock for which a Right would otherwise be exercisable, a number of shares of Common Stock of the Company equal to the result obtained by (1) multiplying the Purchase Price then current by the number of hundredths of a share of Preferred Stock for which a Right was exercisable immediately before the first occurrence of an event set forth in this Section 11(a)(ii), and dividing that product by (2) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (the "Adjustment Shares").

                          (iii) If there are not sufficient authorized but unissued and treasury shares of Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights; provided, however, if the Company is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, if the Rights become so exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, shall, upon the exercise of any such Right, make adequate provision to: (A) pay an amount in cash equal to the excess of (1) the product of (a) the number of Adjustment Shares, multiplied by (b) the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock on the date of the first occurrence of an event set forth in Section 11(a)(ii) above (such product is herein called the "Current Value"), over (2) the Purchase Price, in lieu of issuing shares of Common Stock and requiring payment therefor; (B) issue debt or equity securities (other than Common

                 Stock) having a value equal to the Current Value, where the value of such securities shall be determined by an investment banking firm selected by the Board of Directors of the Company, and requiring the payment of the Purchase Price therefor; (C) issue a number of shares, or units of shares, of preference stock equal to the number of Adjustment Shares where the Board of Directors of the Company shall have deemed such shares or units to have the same value as the Common Stock (a "Common Stock Equivalent"), and requiring the payment of the Purchase Price; or (D) deliver any combination of cash, property, preference stock, Common Stock Equivalents, or other securities having the requisite value as determined by the Board of Directors and requiring the payment of all or any requisite portion of the Purchase Price; provided further, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (A), (B), (C), or (D) above within sixty (60) days following the date of the first occurrence of the event listed in Section 11(a)(ii), then the Company shall be obligated to deliver cash in accordance with clause (A) above. To the extent that the Company determines that some action need be taken pursuant to clause (A), (B),
                 (C), or (D) of the first proviso to the first sentence of this
                 Section 11(a)(iii), the Company may suspend the exercisability of the Rights for a period of up to sixty (60) days (or ninety
                 (90) days if a registration statement pursuant to Section 9(c) hereof is being filed and pursued) following the date on which the event listed in Section 11(a)(ii) shall have occurred, in order to decide the appropriate form of distribution to be made pursuant to such first proviso and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

                 (b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock or securities convertible into Preferred Stock at a price per share of Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If the subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                 (c) If the Company fixes a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

                 (d)        (i)      For the purpose of any computation
                 hereunder, other than in Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately before such date (or, if the Common Stock has been traded on fewer than thirty (30) Trading Days, then the number of Trading Days on which the Common Stock has been traded,) and for the purpose of any computation in Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that if the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination, or reclassification of such Common Stock, and before the expiration of the requisite thirty (30) Trading Day or ten
                 (10) Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

                           (ii)      For the purpose of any computation
                 hereunder, the "current market price" of the Preferred Stock shall be determined in the same manner as set forth above for Common Stock in Section 11(d)(i). If the current market price of the Preferred Stock cannot be determined in the manner provided above, the "current market price" of the Preferred Stock shall be conclusively deemed to be the current market price of the Common Stock (appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                          (e)        Anything herein to the contrary
                 notwithstanding (except the last sentence of this Section 11(e)), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this
                 Section 11(e), any adjustment required by this Section 11 shall be made not later than the earlier of (i) three (3) years from the date of the transaction that requires such adjustment, or (ii) the Expiration Date.

                          (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 11, and the provisions of Sections 7, 9, 10, 13, and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                          (g) All Rights originally issued by the Company after any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                          (h) Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Preferred Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (A) the number of shares covered by a Right immediately before this adjustment, by (B) the Purchase Price in effect immediately before such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the

                 Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
                 Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                          (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares that were expressed in the initial Right Certificates issued hereunder.

                          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

                          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Preferred Stock and other capital stock or securities upon the occurrence of the event requiring such adjustment.

                          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in the good faith judgment of the Board of Directors of the Company is advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                          (n) If at any time after the Record Date and before the Distribution Date, the Company (i) declares or pays any dividend on the Common Stock payable in Common Stock or
                 (ii) effects a subdivision, combination, or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of hundredths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of hundredths of a share of Preferred Stock so purchasable immediately before such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately before such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(n), the adjustments provided for in this
                 Section 11(n) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

                          (o) If at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, the Company shall not, at any time after the Distribution Date, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person.

                          (p)        The Company shall not, after the
                 Distribution Date, except as permitted by Section 23 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating and adjustment. The Rights Agent may rely on such certificate and shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.

         Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

                 (a) If, following the Distribution Date, directly or indirectly, (i) the Company consolidates with, or merges with and into, any other Person, and the Company is not the continuing or surviving corporation of such consolidation or merger, (ii) any Person consolidates with, or merges with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock, shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary), then, and in each such case, proper provision shall be made so that: (A) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price then current in accordance with the terms of this Agreement, the number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of common stock of the Principal Party (as such term is hereinafter defined), not subject to any rights of first refusal, equal to the result obtained by (1) multiplying the Purchase Price then current by the number of hundredths of a share of Preferred Stock for which a Right was exercisable immediately before the consummation of such consolidation, merger, sale, or transfer (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) hereof) and dividing that product by (2) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the common stock of such Principal Party on the date of consummation of such consolidation, merger, sale, or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all of the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
         Section 11 hereof shall apply only to such Principal Party following the first occurrence of an event set forth in this Section 13(a); and
         (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights.

                 (b)      "Principal Party" shall mean

                            (i) in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                           (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

         provided, however, that in any such case, (1) if the common stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another Person the common stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
         (2) in case such Person is a subsidiary, directly or indirectly, of more than one Person, the common stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the common stock having the greatest aggregate market value.

                 (c) The Company shall not consummate any such consolidation, merger, sale, or transfer unless the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
         (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will

                            (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

                           (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If one of the transactions described in Section 13(a) hereof occurs at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         Section 14.  Fractional Rights and Fractional Shares.

                 (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.
         For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                 (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than integral multiples of a hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock (other than integral multiples of a hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of a hundredth of a share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges, and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock other than integral multiples of a hundredth of a share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. Any holder of more than one Right Certificate may exercise and aggregate all or part of the Rights evidenced by two or more Right Certificates so as to obtain a whole number of shares of Preferred Stock and to avoid receiving cash in lieu of a fractional share of Preferred Stock to which such holder would otherwise be entitled upon exercise of the Rights evidenced by a single Right Certificate. For purposes of this Section 14(b), the current market value of one share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately before the date of such exercise.

                 (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                 (a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                 (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer; and

                 (c) the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, before the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be required to be affected by any notice to the contrary.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18.  Concerning the Rights Agent.

                 (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights, the termination of this Agreement and the resignation or removal of the Rights Agent. The costs and expenses of enforcing this right of indemnification also shall be paid by the Company,

                 (b) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                 (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         Section 19.  Merger or Consolidation or Change of Name of Rights
Agent.

                 (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                 (b) If at any time the name of the Rights Agent is changed and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                 (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent for any action taken or omitted by it in good faith and in accordance with such opinion.

                 (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company before taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company, and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                 (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith, or willful misconduct.

                 (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature on such Right Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                 (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent), or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of
         Section 11 or Section 13 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                 (f) The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                 (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from a person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such person. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                 (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                 (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents, or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

                 (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights if there is reasonable ground for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                 (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                 (l) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock, by registered or certified mail, and, at the expense of the Company, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by any holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any State, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number, kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and before the redemption or expiration of the Rights, the Corporation may, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement granted or awarded on or before the Distribution Date or upon the exercise, conversion, or exchange of securities hereafter issued by the Corporation or in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale, provided that (i) no such Right Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23.  Redemption and Termination; Exchange.

                 (a) The Board of Directors of the Company may (at any time when a majority of the directors then serving are Continuing Directors), at its option, at any time before 5:00 p.m., Dallas, Texas, time, on the earlier of (i) the close of business on the fifteenth day (subject to extension by the Board of Directors as provided below) following the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The fifteen-day period referred to in the preceding sentence may be extended by the Board of Directors, provided that no such extension may be made when a majority of the directors in office are not Continuing Directors, and any such extension shall expire immediately when a majority of the directors in office are not Continuing Directors. If, following the occurrence of a Stock Acquisition Date and following the expiration of the Company's right of redemption set forth in the preceding sentence but before any Triggering Event, each of the following shall have occurred and remain in effect: (1) a Person who was an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in a transaction, or series of transactions, that did not result in the occurrence of a Triggering Event so that such Person is thereafter a Beneficial Owner of 5% or less of the outstanding shares of Common Stock, (2) such Person continues for a period of ninety (90) days to beneficially own 5% or less of the outstanding shares of Common Stock, (3) during such ninety-day period, there are no other Persons who are Acquiring Persons, and (4) the transfer or other disposition described in clause (1) above was other than pursuant to a transaction, or series of transactions that directly or indirectly involved the Company or any of its Subsidiaries; then the Company's right of redemption set forth in the preceding sentence shall be reinstated. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) hereof before the expiration of the Company's right of redemption set forth in the first sentence of this Section 23(a).

                 (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the Rights then outstanding by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

                 (c) The Board of Directors may, at its option, at any time after the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company or any Subsidiary, or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

                 (d) Immediately upon the effective time of the exchange of the Rights as specified by the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 23(c) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.

                 Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights held by each holder of Rights.

                 (e) In any exchange pursuant to Section 23(c), the Company, at its option, may substitute shares of Preferred Stock (or equivalent shares) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent shares) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

                 In the event that there shall not be sufficient shares of Common Stock or shares of Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 23, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Preferred Stock for issuance upon exchange of the Rights.

                 (f) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this Section 23(f), the current market value of a whole share of Common Stock shall be the "current market price" of a share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to Section 23(c) hereof.

         Section 24.  Notice of Certain Events.

                 (a) If the Company proposes, at any time after the Distribution Date, (i) to declare or pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Stock payable in shares of Common Stock or to effect a subdivision, combination, or consolidation of the Common Stock (by reclassification or otherwise then by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days before the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days before the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

                 (b) If the event set forth in Section 11(a)(ii) hereof occurs, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                          NCI Building Systems, Inc.
                          7301 Fairview
                          Houston, Texas 77041
                          Attn:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

                          Harris Trust and Savings Bank
                          700 Louisiana, Suite 3350
                          Houston, Texas 77002
                          Attn:  Ray Rosenbaum

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments. During any period in which the Rights are redeemable, except for a supplement or amendment that would change the Redemption Price, Final Expiration Date, Purchase Price, number of shares of Preferred Stock for which a Right is then exercisable, or if the rights are not then redeemable, reinstate a right of redemption, at any time and from time to time, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to change any provision of this Agreement if the Rights are then redeemable, (ii) to cure any ambiguity, (iii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

         Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their successors and assigns hereunder.

         Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Preferred Stock or Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Preferred Stock or Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.
The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not to redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations, and determinations (including, for purpose of clause (2) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (1) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (2) not subject the Board to any liability to the holders of the Right Certificates.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, registered holders of the Common Stock).

         Section 30. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated, and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         Section 31. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and performed entirely within that state, except as to the rights and obligations of the Rights Agent, which shall be governed by and construed in accordance with the laws of the State of Illinois.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first above written.

                                                 NCI BUILDING SYSTEMS, INC.



                                                 By: /s/ Robert J. Medlock
                                                    --------------------------
                                                 Name: Robert J. Medlock
                                                      ------------------------
                                                 Title: V.P. and CFO
                                                        ----------------------


                                                 HARRIS TRUST AND SAVINGS BANK,
                                                 as Rights Agent



                                                 By: /s/ Ray G. Rosenbaum
                                                    --------------------------
                                                 Name: Ray G. Rosenbaum
                                                      ------------------------
                                                 Title: Vice President
                                                        ----------------------

                                                                       EXHIBIT A


                           CERTIFICATE OF DESIGNATION
                                       OF
                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                           NCI BUILDING SYSTEMS, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                        _______________________________

         NCI Building Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation in accordance with Section 151 of the General Corporation Law at a meeting duly called and held on June 24, 1998:

         RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of the Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

         Series A Junior Participating Preferred Stock:

                 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 600,000.

                 Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                 2.       Dividends and Distributions.

                 (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with





                               Exhibit A - Page 1
         respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal, subject to the provision for adjustment hereinafter set forth, to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately before such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                 (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Paragraph
         (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

                 (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall being to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at





                               Exhibit A - Page 2
         the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days before the date fixed for the payment thereof.

                 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                 (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                 (b) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                 (c) Except as set forth herein, holders of Series A Preferred Stock shall have no voting rights.

                 4.       Certain Restrictions.

                 (a) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding have been paid in full, the Corporation shall not:

                          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                 up) to the Series A Preferred Stock;

                          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking in parity (either as to dividends or upon liquidation,





                               Exhibit A - Page 3
                 dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii) redeem or purchase or otherwise acquire for
                 consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking in parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the annual dividend rates and other relative rights and preferences of the series and classes, shall determine in good faith will result in fair and equitable treatment among the series or classes.

                 (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (a) of this Section 4 purchase or otherwise acquire shares at such time and in such manner.

                 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or similar stock, or as otherwise required by law.

                 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter





                               Exhibit A - Page 4
         set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking in parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately before such event under the provision in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                 7. Consolidation, Merger, etc. If the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                 8. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series and any other class of the Corporation's Preferred Stock.

                 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers,





                               Exhibit A - Page 5
         preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single series.

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Vice President and Chief Financial Officer and attested by its Secretary this 26th day of June, 1998.



                                              NCI BUILDING SYSTEMS, INC.


                                              By: /s/ Robert J. Medlock
                                                  ----------------------------
                                              Name:   Robert J. Medlock
                                                   ---------------------------
                                              Title:  V.P. and CFO
                                                    --------------------------


[SEAL]

ATTEST:


/s/ Donnie R. Humphries
---------------------------------
Name: Donnie R. Humphries
     ----------------------------
Title: Secretary
      ---------------------------




                               Exhibit A - Page 6

                                                                       EXHIBIT B


                           Form of Right Certificate


Certificate No. R___________                                ____________ Rights


         NOT EXERCISABLE AFTER JUNE 24, 2008, OR EARLIER IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.*

                               Right Certificate

                           ------------------------

         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 24, 1998 (the "Rights Agreement"), between NCI Building Systems, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such time is defined in the Rights Agreement) and before 5:00 p.m., Texas time, on June 24, 2008, at the offices of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of Series A Junior Participating Preferred





----------------------------

     *The portion of the legend in brackets is inserted only if applicable.

                               Exhibit B - Page 1

Stock, par value $1.00 per share (the "Preferred Shares"), of the Company, at a purchase price of $______ per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of hundredths of a Preferred Share that may be purchased upon exercise hereof) set forth above, are the number and the Purchase Price as of ________, 19__, based on the Preferred Shares as constituted at such date.

         As provided in the Rights Agreement, the Purchase Price and the number of hundredths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal offices of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor (except for the issuance date thereof) evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered entitled such holder to purchase. If this Right Certificate is exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.





                               Exhibit B - Page 2

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $0.01 per Right.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting hereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.







                               Exhibit B - Page 3

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, 19__.


ATTEST:                                NCI BUILDING SYSTEMS, INC.

                                       By:
---------------------------               -------------------------------------
Secretary                              Its:
                                           ------------------------------------




Countersigned:

----------------------------


By:
   -------------------------
      Authorized Signature





                               Exhibit B - Page 4

                               FORM OF ASSIGNMENT


         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns, and transfers unto_________________________

                (Please print name and address of transferee)
         _____________________________________________________________________
         ___________________________ this Right Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

         Dated:  _____________________, ______.


                                            ___________________________________
                                            Signature



Signature Guaranteed:

       Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondence in the United States.

                   ----------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                            ___________________________________
                                            Signature

                          FORM OF ELECTION TO PURCHASE

       (To be executed if holder desires to exercise the Right Certificate.)

To:            NCI BUILDING SYSTEMS, INC.

       The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


(Please insert social security or other identifying number.)

________________________________________________________________________________
                       (Please print name and address)


________________________________________________________________________________

       Dated:  _____________________, ______.



                                                 _______________________________
                                                 Signature



Signature Guaranteed:

       Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondence in the United States.

                   ---------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                 ______________________________
                                                 Signature

                                     NOTICE


       The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

       If the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificate issued in exchange for this Right Certificate.